AFFILIATED UNDERWRITING CHECKLIST FOR 40-Act FUNDS:
     (This checklist can be found in Excel at l:\cheklist\funds.xls)

   This Checklist must be completed in order to ensure compliance with the 40-Act requirements applicable to participations in affiliated underwritings for 40-Act funds. Please complete this Checklist immediately after participating in an affiliated underwriting on behalf of each 40-Act Fund and forward it to Lauren Teetsel in the New York Compliance Department for review, record-keeping and reporting purposes. The Compliance Department in New York must receive this Checklist from all MSDWIM offices that engage in affiliated underwriting transactions for the 40-Act Funds they manage.

   Note: A red herring prospectus must be included with the Checklist and a final prospectus must be forwarded to the New York Compliance Department for regulatory record retention purposes.


   Issuer:           Tellium Inc./TELM
   Fund(s)           List below     (please use GIM2 acronyms or
                                     proper fund names)
   Offering Date:                    May 17, 2001
   No. of Securities Offered:        9,000,000
   (# of shares or # of bonds)
   Affiliated Broker:                Morgan Stanley & Co
   Price Per Unit:                   $15.00

   The securities to be purchased are:  Check One

   [ X ]  Registered under the Securities Act of 1933
   [   ]  Eligible Rule 144A securities
   [   ]  Municipal Securities
   [   ]  Offered in an  Eligible Foreign Offering

                                                                                         YES                  NO
 1 Are the securities  being offered pursuant to a  firm commitment                       X
    underwriting?
                                                                                         YES                  NO
 2 Will transaction be executed away from Morgan Stanley Dean Witter and  not             X
   allocated to Morgan Stanley Dean Witter if it is a "pot trade"?
                                                                                         YES                  NO
 3 Has the executing dealer represented that Morgan Stanley Dean Witter will not          X
   receive compensation in connection with the transaction?
                                                                                         YES                  NO
 4 Will the securities be purchased at not more than the public
   offering price and no later than the close of the first full business day              X
   on which any sales are made?
                                                                                         YES                  NO
 5 Is the commission or spread to be received by the underwriters
   reasonable and fair compared to that received in comparable                            X
   transactions?
                                                                                         YES                  NO            N/A
 6 If not a municipal issuer, has the issuer ( including predecessors) been in           X
   continuous operation for at least three years?
                                                                                         YES                  NO            N/A
 7 If a municipal issuer, (1) does the issue have an investment grade
   rating from at least one Nationally Recognized Statistical Rating                     X
   Organization, or (2) if the issuer has less than three (3) years of continuous operations, does the issue have one of the three highest ratings from one such rating organization?
                                                                                         YES                  NO            N/A
 8 If the transaction is intended for a third-party 40-Act Fund, has it
   adopted affiliated underwriting procedures that permit it to engage in                X
   this transaction?
                                                                                         YES                  NO
 9 Is the total principal amount of securities purchased by MSDWIM/MAS for all           X
   40-Act Funds no more than 10% of the total offering?

   ** Do not include offshore funds (i.e. SICAVs) in this calculation.**

   SHOW CALCULATION HERE:

   Total Units Offered:                                         9,000,000
   Price per Unit:                                                  15.00
   10% of Total Offering:                                   13,500,000.00


   40-Act Fund       Units        Offer    Total       % of Total       Selling
                     To Buy       Price    Value       Offer Purchased  Broker
                                                        By Each Fund
   *SEE LEGEND

   00071281              400      15.00     $6,000       0.004%         WARR
   00071928              200      15.00     $3,000       0.002%         CIBC
   00081087            2,100      15.00    $31,500       0.023%         WARR
   255                   100      15.00     $1,500       0.001%         DAIN
   391486              2,000      15.00    $30,000       0.022%         CIBC
   391548                200      15.00     $3,000       0.002%         DAIN
   391822                300      15.00     $4,500       0.003%         CIBC
   391829              1,600      15.00    $24,000       0.018%         TWPT
   4757                    0      31.00         $0       0.000%
   52297                 200      15.00     $3,000       0.002%         TWPT
   8716                  100      15.00     $1,500       0.001%         TWPT
   89902549              200      15.00     $3,000       0.002%         TWPT
   89902551              900      15.00    $13,500       0.010%         TWPT
   ALLSTAR               300      15.00     $4,500       0.003%         TWPT
   ESTF0004              400      15.00     $6,000       0.004%         TWPT
   JL50                  100      15.00     $1,500       0.001%         TWPT
   JU3I                  100      15.00     $1,500       0.001%         TWPT
   MTEC                  200      15.00     $3,000       0.002%         TWPT
   NEXTGEN               100      15.00     $1,500       0.001%         TWPT
   PRINAGGR              700      15.00    $10,500       0.008%    Dain Bosworth
   PRINCON               100      15.00     $1,500       0.001%    Dain Bosworth
   PRINLCG               100      15.00     $1,500       0.001%    Dain Bosworth
   PRINLCV               100      15.00     $1,500       0.001%    Dain Bosworth
   PRINPART              100      15.00     $1,500       0.001%    Dain Bosworth
   UFEG                  300      15.00     $4,500       0.003%           TWPT
   UFTECH                100      15.00     $1,500       0.001%         TWPT
   879                13,900      15.00   $208,500       0.154%    Thomas Weisel
   1092                3,200      15.00    $48,000       0.036%    Thomas Weisel
   1168                1,000      15.00    $15,000       0.011%    Thomas Weisel
   1529                1,500      15.00    $22,500       0.017%    Thomas Weisel
   1719                  300      15.00     $4,500       0.003%    Thomas Weisel
   1909                  100      15.00     $1,500       0.001%    Thomas Weisel

   Total Shares       31,000
   Total Purchased by all 40-Act Funds                          $465,000
   Total % of Deal Purchased by all Funds                           0.34%

                                                                                         YES                     NO
10 Has a copy of this completed checklist been forwarded to Lauren Teetsel                X
   in MSDWIM Compliance?


   \s\ Phil Friedman
   Portfolio Manager's or designee's Signature

   **************************************
   MSDWIM Compliance*:                                                                   YES                     NO

11 Has a copy of this Checklist been forwarded to Chase Global Fund
   Services (fax# 617-557-8610) for MSDWIM-sponsored 40-Act Funds and to the                                     X
   appropriate outside administrators for third-party Funds?

   * Compliance personnel at the MSDWIM office executing these trades is responsible for ensuring that the appropriate outside administrator receives a copy of the Checklist (Chase for proprietary funds)

   *LEGEND

   GIMS ACRONYM      ACCOUNT NAME

   00071281          MSDWIF - SMALL COMPANY GROWTH PORTFOLIO
   00071928          MSDWIF - VALUE EQUITY PORTFOLIO
   00081087          MSDWIF - EQUITY GROWTH PORTFOLIO
   255               LSA VARIABLE SERIES TRUST - FOCUSED EQUITY FUND
   *391486           MSDW GROWTH FUND
   *391548           MSDW SELECT DIMENSIONS GROWTH PORTFOLIO
   *391822           MSDW TAX MANAGED GROWTH FUND
   *391829           MSDW TECHNOLOGY FUND
   52297             VAN KAMPEN SERIES FUND INC. - EQUITY GROWTH FUND
   4757              PHOENIX FUND
   8716              CIGNA CHARTER LARGE COMPANY STOCK GROWTH FUND
   89902549          MSDWIF -  FOCUS EQUITY PORTFOLIO
   89902551          VAN KAMPEN SERIES FUND INC. -  FOCUS EQUITY FUND
   *ALLSTAR          ALL STAR GROWTH FUND
   ESTF0004          ENDEAVOR ASSET ALLOCATION PORTFOLIO
   JL50              VAN KAMPEN TAX MANAGED EQUITY GROWTH FUND
   JU3I              SUNAMERICA SERIES TRUST - TECHNOLOGY PORTFOLIO
   MTEC              MSDWIF - TECHNOLOGY PORTFOLIO
   *NEXTGEN          NEXT GENERATION FUND
   PRINAGGR          PRINCIPAL AGGRESSIVE GROWTH FUND
   PRINCON           PRINCIPAL ASSET ALLOCATION FUND - CONCENTRATED
   PRINLCG           PRINCIPAL PARTNERS LARGE CAP GROWTH FUND I
   PRINLCV           PRINCIPAL ASSET ALLOCATION FUND - LARGE CAP VALUE
   PRINSCG           PRINCIPAL ASSET ALLOCATION FUND - SMALL CAP GROWTH
   PRINPART          PRINCIPAL PARTNERS AGGRESSIVE GROWTH FUND
   UFEG              UNIVERSAL INSTITUTIONAL FUNDS INC.- EQUITY GROWTH PORTFOLIO
   UFTECH            UNIVERSAL INSTITUTIONAL FUNDS INC. - TECHNOLOGY PORTFOLIO
   879               MSIF TRUST MID CAP VALUE
   1092              VAN KAMPEN AMERICAN VALUE
   1168              MORGAN STANLEY UNIVERSAL FUNDS MID CAP VALUE
   1529              MORGAN STANLEY MID CAP VALUE LP
   1719              W.K. KELLOGG FOUNDATION
   1909              PARTNERS MIDCAP BLEND FUND

   * Dean Witter Adviser's Funds